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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K



                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 10, 2001



                       CHROMAVISION MEDICAL SYSTEMS, INC.
             (Exact Name of Registrant as Specified in Its Charter)


          DELAWARE                   0-22677                     75-2649072
(State or Other Jurisdiction       (Commission                  (IRS Employer
      of Incorporation             File Number)              Identification No.)


                               33171 Paseo Cerveza
                     San Juan Capistrano, California, 92675
          (Address of Principal Executive Offices, Including Zip Code)


                                 (949) 443-3355
              (Registrant's Telephone Number, Including Area Code)


                                      NONE
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     On July 10, 2001 ChromaVision Medical Systems, Inc., a manufacturer of automated cell-imaging systems (the "Company"), obtained $12,500,000 in additional funding through a private placement of preferred stock and warrants to seven investors.

     The preferred stock, which is designated as Series D 5% Cumulative Convertible Preferred Stock, bears a 5% cumulative annual dividend payable semi-annually in cash or common stock, is initially convertible into an aggregate of 1,901,256 shares of common stock at an initial conversion price of $6.5746 per share (before giving effect to anti-dilution provisions) and is required to be redeemed by the Company three years after issuance for the amount paid for the preferred stock plus accrued and unpaid dividends. These are the only shares of preferred stock of the Company outstanding. The warrants are initially exercisable to purchase an aggregate of 546,615 shares at an initial exercise price of $6.8604 per share (subject to anti-dilution adjustments) at any time after issuance for a period of five years. The Company has agreed to promptly register the shares of common stock issuable upon conversion of the preferred stock and exercise of the warrants and as dividends on the preferred stock under the federal securities laws.

     UBS Warburg LLC acted as placement agent for the Company in the sale of the preferred stock and warrants. The investors included Halifax Fund, L.P., Marshall Capital Management, Inc., Castle Creek Health Care Partners, LLC, CCL Fund, LLC, Velocity Investment Partners Ltd., Cartmore Enterprises, Inc. and Safeguard Delaware, Inc.

     Under the terms of the transaction documents, the preferred stock is required to be converted into common stock at the Company's option if the volume weighted average trading price of the common stock equals or exceeds 175% of the initial conversion price for 20 out of 30 consecutive trading days occurring after July 10, 2002. The Company's ability to pay dividends in common stock is subject to certain limitations, and the number of shares to be issued as dividends is determined using 95% of the average of the closing bid prices of the Common Stock over the five consecutive trading days immediately preceding the dividend payment date. The conversion price of the preferred stock and the exercise price of the warrants are subject to being reset on July 10, 2002 if the trading prices of the common stock for a designated period immediately prior to such date are less than the conversion or exercise price, but the amount of the adjusted price cannot be less than a floor of $4.0019. The conversion price of the preferred stock and the exercise price of the warrants are also subject to adjustment if certain other events occur, including certain issuances of common stock at prices below the market price at the time of issuance (determined as provided in the transaction documents) or at prices below the conversion or exercise price.

     The amount payable upon redemption of the preferred stock will be increased by any unpaid damages to which the investors are entitled as a result of certain events, including failure to register the shares under the federal securities laws or to list them on the Nasdaq National Market or to maintain such registration and listing. Any such damages are also added to the amount invested plus accrued and unpaid dividends to determine the number of shares issuable upon conversion of the preferred stock and the amount used to calculate the 5% annual dividend.


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The Company is also obligated to redeem the preferred stock upon the occurrence of certain events.

     Holders of the preferred stock vote with the holders of the common stock on matters upon which holders of the common stock are entitled to vote. Holders of the preferred stock also vote as a class on any amendment to, or repeal of, the certificate designations designating the preferred stock as a series and establishing the rights, preferences and privileges of the preferred stock and on any amendment to the Company's Certificate of Incorporation or Bylaws that may adversely affect the rights, preferences, obligations or privileges of the preferred stock.

     The terms and conditions of the preferred stock and warrants were determined through arms-length negotiations between the Company and its advisors, on the one hand, and the investors, on the other.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (c)  Exhibits.

     The following exhibits are filed with this report on Form 8-K:

     Exhibit No.    Description
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        2.1         Securities Purchase Agreement dated July 10, 2001 by and
                    among ChromaVision Medical Systems, Inc. and the Purchasers listed on Schedule I thereto.

        4.1 Registration Rights Agreement dated July 10, 2001 by and among ChromaVision Medical Systems, Inc. and the Purchasers listed on the signature pages thereto.

        4.2 Certificate of Designations of Series D 5% Cumulative Convertible Preferred Stock.

        4.3         Form of Common Stock Purchase Warrant.*

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[* Note: the warrant issued to Safeguard Delaware, Inc. omits Sections 18 (a)
         and (b)]


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              CHROMAVISION MEDICAL SYSTEMS, INC.


                                              By: /s/ KEVIN C. O'BOYLE
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Date:  July 12, 2001                                  Kevin C. O'Boyle
                                                      Executive Vice President,
                                                      Operations and Chief
                                                      Financial Officer


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                                  EXHIBIT INDEX


     Exhibit No.    Description
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        2.1         Securities Purchase Agreement dated July 10, 2001 by and
                    among ChromaVision Medical Systems, Inc. and the Purchasers listed on Schedule I thereto.

        4.1 Registration Rights Agreement dated July 10, 2001 by and among ChromaVision Medical Systems, Inc. and the Purchasers listed on the signature pages thereto.

        4.2 Certificate of Designations of Series D 5% Cumulative Convertible Preferred Stock.

        4.3         Form of Common Stock Purchase Warrant.*

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[* Note: the warrant issued to Safeguard Delaware, Inc. omits Sections 18 (a)
         and (b)]